UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 24, 2004

                           AUTO-Q INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware             9974 Huntington Park Drive       98-034160
                                Strongsville, Ohio 44136


(State or other jurisdiction     (Address of Principal       (I.R.S. Employer
    of incorporation or            Executive Offices)      Identification No.)
       organization)



Registrant's telephone number, including area code: 440-759-7470
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Item 5.02 Departure of Directors.

On November 24, 2004 Mr. Paul Spetch, appointed Dr. David F. Hostelley to the Auto-Q International, Inc. ("Auto-Q") Board of Directors and subsequent to that appointment resigned from the Board of Directors in all capacities. Dr. Hostelley is the sole remaining member of the Board and officer of Auto-Q.

Dr. Hostelley has over 35 years experience in financial management with expertise in mergers, acquisitions, and project management. He also has taught at the university level in all areas of accounting, finance, and management. His initial compensation for serving as the sole director and officer is $2,500 and 20,000 shares of common stock.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auto-Q International Corp.

Date: November 28, 2004

/s/ Dr. David F. Hostelley
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Dr. David F. Hostelley, President